CONSENT OF STEPHEN P. ANTONY

I consent to the inclusion in the Material Change Report of Energy Fuels Inc. (the “Company”) dated March 8, 2016, and the schedules attached thereto (the “MCR”), of references to my name with respect to reviewing and approving of technical disclosure (the “Technical Information”) in the MCR and to the inclusion of the Technical Information in the MCR, being filed with the United States Securities and Exchange Commission under cover of Form 8-K.

I also consent to the incorporation by reference in the Company’s Registration Statement on Form F-10 (No. 333-194916), as amended, filed with the United States Securities and Exchange Commission, of the references to my name and the Technical Information in the MCR.

/s/ Stephen P. Antony
Name: Stephen P. Antony, P.E.
Title: President and Chief Executive
Officer, Energy Fuels Inc.

Date: March 8, 2016